UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT,
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported): March 3, 2003 (February 26, 2003)

COMPREHENSIVE CARE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9927	95-2594724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South Hoover Blvd., Suite 200
Tampa, Florida	33609

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 288-4808

Item 5. Other Events.

     Comprehensive Care Corporation today announced that the Company has fully satisfied the “Offer in Compromise” with the Internal Revenue Service (IRS) by making a cash payment of $2.3 million to settle the previously accrued tax liability of $12.1 million. Further, in accordance with a settlement agreement reached with its former tax advisor, CompCare received a $525,000 cash refund of the $2.5 million in fees previously paid by the Company to the advisor and applied these funds towards the IRS payment.

     As a result of the IRS and tax advisor settlements, CompCare expects to record a net gain of approximately $7.7 million in its third fiscal quarter, ending February 28, 2003. Such gain is specific to the IRS and tax advisor settlement transactions and will be recorded as other, non-operating income.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

Exhibit No.	Description

99.1	March 3, 2003 Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COMPREHENSIVE CARE CORPORATION

By: /s/ Robert J. Landis

Robert J. Landis Chairman, Chief Financial Officer and Treasurer

Date: March 3, 2003

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